Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 28, 2025, is entered into by and between FUTURE FINTECH GROUP INC., a Florida corporation (“Company”), and AVONDALE CAPITAL, LLC, a Utah limited liability company (together with its permitted assigns, “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell to Investor up to Ten Million Dollars ($10,000,000.00) of Pre-Paid Purchases (as defined in the Purchase Agreement) for the purchase of Purchase Shares (as defined in the Purchase Agreement) and to induce Investor to enter into the Purchase Agreement, Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, New York are closed.

b. “Person” means any individual or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of Company in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

d. “Registrable Securities” means (i) all of the Purchase Shares (as defined in the Purchase Agreement) which have been, or which may, from time to time be issued, including without limitation all of Company’s common stock, $0.001 par value per share (the “Common Stock”), which has been issued or will be issued to Investor under the Purchase Agreement and the Pre-Paid Purchases (without regard to any beneficial ownership limitation or restriction on purchases therein), (ii) the Commitment Shares (as defined in the Purchase Agreement), (iii) the Pre-Delivery Shares (as defined in the Purchase Agreement), and (iv) Common Stock issued to Investor as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

e. “Registration Statement” means one or more registration statements, as supplemented by any prospectus supplement or amendment thereto, of Company covering the sale of the Registrable Securities.

2. REGISTRATION.

a. Registration. Company shall file with the SEC an initial Registration Statement within sixty (60) calendar days from the date of this Agreement covering at least 10,000,000 shares of Registrable Securities (the Initial Registration Statement”) so as to permit the resale of such Registrable Securities by Investor, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices). The Initial Registration Statement shall register only Registrable Securities. Investor and its counsel shall have a reasonable opportunity to review and comment upon the Initial Registration Statement and any amendment or supplement to such Initial Registration Statement and any related prospectus prior to its filing with the SEC, and Company shall give due consideration to all reasonable comments. Investor shall furnish all information reasonably requested by Company for inclusion therein. Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective as soon as practicable, and any amendment declared effective by the SEC at the earliest possible date. Company shall use reasonable best efforts to keep each Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date on which Investor shall have sold all the Registrable Securities and the full Commitment Amount (as defined in the Purchase Agreement) has been drawn down by Company pursuant to a Registration Statement and (ii) the date on which the Purchase Agreement is terminated (the “Registration Period”). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event that (i) the Initial Registration Statement or New Registration Statement (as defined below) becomes stale after the initial effectiveness of such Registration Statement or New Registration Statement and (ii) Investor still has ownership of any of the Registrable Securities that Investor cannot then sell without restriction pursuant to Rule 144 promulgated under the Securities Act, Company shall immediately file one or more post-effective amendments to facilitate the SEC’s declaration of effectiveness with respect to such Initial Registration Statement or New Registration Statement.

b. Rule 424 Prospectus. Company shall, as required by applicable securities regulations, from time-to-time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. Company shall file such initial prospectus covering Investor’s sale of the Registrable Securities within three (3) Business Days of the date that the Registration Statement is declared effective by the SEC. Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and Company shall give due consideration to all such comments. Investor shall use its reasonable best efforts to comment upon such prospectus within one (1) Business Day from the date Investor receives the final pre-filing version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, Company shall amend the Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. In the event that any of the Purchase Shares are not included in the Registration Statement, or have not been included in any New Registration Statement and Company files any other registration statement under the Securities Act (other than on Form S-4, Form S-8 (or the FPI equivalents), or with respect to other employee related plans or rights offerings) (“Other Registration Statement”) then Company shall include in such Other Registration Statement first all of such Purchase Shares and second any other securities Company wishes to include in such Other Registration Statement

d. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by Investor, provided, however, that this obligation shall cease at the end of the Registration Period. Investor understands that the SEC Staff may require that Investor and any underwriters, broker-dealers, or agents that participate in the sale of Registrable Securities under the Registration Statement be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, Company’s obligations to register Registrable Securities (and any related conditions to Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

3. RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, Company shall use its reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, Company shall have the following obligations:

a. Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

b. Upon request of Investor, Company shall furnish to Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by Investor. For the avoidance of doubt, any filing available to Investor via the SEC’s live EDGAR system shall be deemed “furnished to Investor” hereunder.

c. Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. Company shall promptly notify Investor who holds Registrable Securities of the receipt by Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

d. As promptly as practicable after becoming aware of such event or facts, Company shall notify Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement and/or take any other necessary steps (which, if in accordance with applicable SEC rules and regulations, may consist of a document to be filed by Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Investor (or such other number of copies as Investor may reasonably request). Company shall also promptly notify Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Investor by email on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

e. Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

f. Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market (as defined in the Purchase Agreement). Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

g. Company shall cooperate with Investor to facilitate the timely preparation and delivery of the Registrable Securities (not bearing any restrictive legend) either by DWAC, DRS, or in certificated form if DWAC or DRS is unavailable, to be offered pursuant to any registration statement and enable such Registrable Securities to be in such denominations or amounts as Investor may reasonably request and registered in such names as Investor may request.

h. Company shall at all times provide a transfer agent with respect to its Common Stock.

i. If reasonably requested by Investor, Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

j. Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

k. Within one (1) Business Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, Company shall deliver, and shall cause legal counsel for Company to deliver, to the transfer agent for such Registrable Securities (with copies to Investor) confirmation that such registration statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit A. Thereafter, if requested by Investor at any time, Company shall require its counsel to deliver to Investor a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to Investor for sale of all of the Registrable Securities.

l. Company shall take all other reasonable actions necessary to expedite and facilitate disposition by Investor of Registrable Securities pursuant to any registration statement.

4. OBLIGATIONS OF INVESTOR.

a. Company shall notify Investor in writing of the information Company reasonably requires from Investor in connection with any registration statement hereunder. Investor shall furnish to Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Company may reasonably request.

b. Investor agrees to cooperate with Company as reasonably requested by Company in connection with the preparation and filing of any registration statement hereunder.

c. Investor agrees that, upon receipt of any notice from Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, Company shall cause its transfer agent to promptly deliver Class A Shares without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which Investor has entered into a contract for sale prior to Investor’s receipt of a notice from Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which Investor has not yet settled.

5. EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for Company, shall be paid by Company.

6. INDEMNIFICATION.

a. In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, Company will, and hereby does, indemnify, hold harmless and defend Investor, each Person, if any, who controls Investor, the members, the directors, officers, partners, employees, agents, representatives of Investor and each Person, if any, who controls Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about Investor furnished in writing to Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of Investor to deliver or to cause to be delivered the prospectus made available by Company, if such prospectus was timely made available by Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Investor pursuant to Section 9.

b. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses of one counsel to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

c. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT.

With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell securities of Company to the public without registration (“Rule 144”), at all times while the Purchase Agreement is in effect Company agrees, at Company’s sole expense, to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act so long as Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to Investor so long as Investor owns Registrable Securities, promptly upon request, (i) a written statement by Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed by Company, and (iii) such other information as may be reasonably requested to permit Investor to sell such securities pursuant to Rule 144 without registration; and

d. take such additional action as is reasonably requested by Investor to enable Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to Company’s transfer agent as may be reasonably requested from time to time by Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

Neither Company nor Investor shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10. AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be the addresses provided in the Purchase Agreement or at such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, recipient email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, in accordance with clause (i), (ii) or (iii) above, respectively.

c. The corporate laws of the State of Utah shall govern all issues concerning this Agreement. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. Each party hereby irrevocably submits to the exclusive jurisdiction of the State of Utah for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

e. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of day and year first above written.

COMPANY:

FUTURE FINTECH GROUP INC.

By:
Hu Li, Chief Executive Officer

INVESTOR:

AVONDALE CAPITAL, LLC

By:
John M. Fife, President

[Signature Page to Registration Rights Agreement]

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

______, 2025

[Transfer Agent]

[Address]

Re: Effectiveness of Registration Statement

Ladies and Gentlemen:

We are counsel to FUTURE FINTECH GROUP INC., a Florida corporation (the “Company”), and have represented Company in connection with that certain Securities Purchase Agreement, dated as of July __, 2025 (the “Purchase Agreement”), entered into by and between Company and Avondale Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which Company has agreed to issue to Investor Pre-Paid Purchases for the purchase of shares of Company’s common stock, $0.001 par value per share (the “Common Stock”), in an amount up to Ten Million Dollars ($10,000,000.00) (the “Purchase Shares”), in accordance with the terms of the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, Company has registered with the U.S. Securities & Exchange Commission the following Class A Shares:

(1)	__________ Purchase Shares to be issued to from time to time in accordance with the Purchase Agreement;

(2)	__________ Commitment Shares (as defined in the Purchase Agreement); and

(3)	__________ Pre-Delivery Shares (as defined in the Purchase Agreement).

Pursuant to the Purchase Agreement, Company also has entered into a registration rights agreement, of even date with the Purchase Agreement with Investor (the “Registration Rights Agreement”) pursuant to which Company agreed, among other things, to register the Purchase Shares, Commitment Shares and Pre-Delivery Shares under the Securities Act of 1933, as amended (the “Securities Act”). In connection with Company’s obligations under the Purchase Agreement and the Registration Rights Agreement, on [_____], 2025, Company filed a Registration Statement (File No. [_________]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Purchase Shares, Commitment Shares and Pre-Delivery Shares.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [_____] [A.M./P.M.] on [__________], 2025 and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Purchase Shares and Commitment Shares are available for resale under the Securities Act pursuant to the Registration Statement and may be issued without any restrictive legend.

Very truly yours,
[Company Counsel]

By:

cc:	Avondale Capital, LLC